UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                October 24, 2007
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                               Exterra Energy Inc.
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             (Exact name of Registrant as specified in its Charter)


             Nevada                     000-52319               20-5086877
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   (State or other jurisdiction    (Commission File No.)     (IRS Employer
   of incorporation)                                         Identification No.)


            115 West 7th Street, Suite 1415, Fort Worth, Texas 76102
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               (Address of principal executive offices) (Zip Code)

                                  817-980-8079
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective October 24, 2006, Frank Simmen, age 50, was elected to the Board of Directors of the Company to serve until the next annual meeting of the Shareholders. Mr. Simmen has not yet been appointed to any board committees.

     Since graduating from the University of Texas in 1980 with a Bachelor of Business degree, Mr. Simmen has been involved solely in the oil and gas industry. He began his 27 years of experience as a landman with Ballard Exploration in Houston, Texas. There he concentrated in South Texas, Gulf Coast and in Louisiana overseeing leasing, drilling, completion and operation of wells as well as executing acquisitions, divestitures and negotiating farm-ins and farm-outs with major oil companies. Prior to founding his own company, Jackson and Simmen Drilling, Inc., he served 12 years from 1998-2003 as Vice President with McCarthy Oil and Gas. Having a broad knowledge of leasing, drilling and production of oil and natural gas, Mr. Simmen purchased a drilling rig in the Fort Worth Basin in 2003 and formed Jackson and Simmen Drilling. His present company, Wolf Island Oil and Gas, L.P., concentrates in the Fort Worth Basin seeking production and exploration opportunities.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              EXTERRA ENERGY INC.,


                                              /s/ Gordon C. McDougall
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                                              GORDON C. MCDOUGALL
                                              President

                                              Dated: October 24, 2007